UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

XBP EUROPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40206	85-2002883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 East Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

(844) 935-2832

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XBP	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	XBPEW	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the  Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Entry into Facilities Agreement

On June 26, 2024 (the “Effective Date”), XBP Europe, Inc., a corporation formed under the laws of Delaware (“XBP Europe,” and together with its subsidiaries, the “XBP Group”), and a wholly-owned subsidiary of XBP Europe Holdings, Inc. (the “Company”), entered into an Facilities Agreement, by and among (i) XBP Europe, as parent and guarantor, (ii) Exela Technologies Limited, a limited company formed under the laws of England and Wales (“ETL”) and Banctec Holding N.V. (“Banctec,” and collectively with ETL, the “Borrowers”), as borrowers and guarantors, (iii) certain subsidiaries of the XBP Group named in the Facilities Agreement, as guarantors (collectively, all guarantors under the Facilities Agreement, the “Guarantors”) and (iv) HSBC UK Bank plc, a public limited company formed under the laws of England and Wales, as lender, administrative agent and security agent under the Facilities Agreement (in all such capacities, “HSBC”). The Facilities Agreement provides the Borrowers with senior secured financing consisting of:

●	a four-year, single draw, senior secured, pound sterling-denominated, facility A term loan facility in an aggregate principal amount of £3.0 million (the “Term Loan A Facility”); and
●	a four-year, single draw, senior secured, Euro-denominated, facility B term loan facility in an aggregate principal amount of €10.5 million (the “Term Loan B Facility,” and, collectively with the Term Loan A Facility, the “Term Loan Facilities”); and
●	a three-year, multi-draw, multi-currency, pound sterling-denominated, senior secured revolving credit facility in an aggregate principal amount of £12.0 million (the “Revolving Credit Facility” and, together with the Term Loan Facilities, the “Senior Credit Facilities”).

The Term Loan Facilities mature four years after the Effective Date. The Revolving Credit Facility matures three years after the Effective Date, with certain extension rights at the discretion of HSBC.

Use of Proceeds

In accordance with the Facilities Agreement:

●	The Borrowers will use the amounts provided by the Term Loan Facilities to repay in full all outstanding indebtedness under (i) a term and revolving facilities agreement, dated October 31, 2019, by and between HSBC and ETL, as amended from time to time (the “Prior HSBC Facility”) and (ii) a committed facility letter dated May 9, 2022 provided by HSBC to ETL (collectively, with the Prior HSBC Facility, the “Existing HSBC Indebtedness”), and to pay related fees and expenses in connection with the Existing HSBC Indebtedness.
●	the Borrowers are permitted to use the Revolving Credit Facility for the general corporate purposes of the XBP Group, including but not limited to (a) certain, permitted acquisitions, as specified in the Facilities Agreement and (b) up to £3.0 million for capital expenditures of the XBP Group. In addition, an additional £14.0 million extension of credit under the Revolving Credit Facility may be made available to the Borrowers (at HSBC’s discretion) for acquisitions by, and capital expenditures of, the XBP Group, as specified in the Facilities Agreement.

Security and Guarantees

Subject to certain limitations, the Senior Credit Facilities are secured on a first priority basis by: (a) a security interest in the equity interests of various members of the XBP Group, (b) a security interest in the equity interests of the Company in XBP Europe and (c) security interests in, and mortgages on, substantially all material real property, bank accounts and receivables of each of the Borrowers and each of the Guarantors under the Senior Credit Facilities, subject, in each case, to certain exceptions. The Borrowers and the Guarantors entered into various security documents concurrently with effectiveness of the Facilities Agreement. Except as otherwise provided by applicable law, all obligations under the Senior Credit Facilities are unconditionally guaranteed jointly and severally, by the Guarantors.

Interest Rate, Fees & Events of Default

The Term Loan A Facility is subject to an interest rate equal to Sterling Overnight Index Average (the “Term Loan A Facility Reference Rate”) plus a margin of 3.25% per annum. The Term Loan B Facility is subject to an interest rate equal to Euro Interbank Offered Rate administered by the European Money Markets Institute (the “Term Loan B Facility Reference Rate”) plus a margin of 3.25% per annum. Interest on the Term Loan Facilities is payable periodically on either a one-month, three-month or six-month basis (depending on the period selected by the relevant Borrower from time to time with the final payment of interest being due on the Term Loan Facility Repayment Date. The interest rate for the Term Loan Facilities will fluctuate during the term of the Facilities Agreement based on changes in the Term Loan A Facility Reference Rate or Term Loan B Facility Reference Rate (as the case may be).

Repayment of principal under each of the Term Loan Facilities begins on September 30, 2024 and occur every three months thereafter (each such date, a “Term Loan Facility Repayment Date”), until the date that is four years after the Effective Date (such date, the “Term Loan Facility Termination Date”). The Borrowers are required to pay, on each Term Loan Facility Repayment Date, as applicable, £150,000, as a repayment of principal outstanding under the Term Loan A Facility, or €525,000, as a repayment of principal outstanding under the Term Loan B Facility. On the Term Loan Facility Termination Date, all remaining principal outstanding under the relevant Term Loan Facility shall become due and payable.

Funds available under the Revolving Credit Facility may be extended to the Borrowers in U.S. Dollars, Euros, Pound Sterling and Swedish Krona (collectively, the “Available Currencies”). The interest rate for funds drawn down under the Revolving Credit Facility (the “Revolving Credit Facility Interest Rate”) is equal to 3.25% per annum plus (i) the term Secured Overnight Financing Rate reference rate, for funds extended in U.S. Dollars; (ii) the Euro Interbank Offered Rate, for funds extended in Euros; (iii) the Sterling Overnight Index Average, for funds extended in Pounds Sterling; and the Stockholm Interbank Offered Rate for funds extended in Swedish Krona.

The Revolving Credit Facility is available to be drawn down upon by the Borrowers until the date that is one month prior to the three-year anniversary of the Effective Date (such period, the “Availability Period”). The Borrowers may make multiple draws under the Revolving Credit Facility and elect a one-month, three-month or six-month interest repayment period (such interest election period, the “Revolving Credit Facility Interest Period”) for each individual draw. The Borrowers shall repay each draw on the last day of each draw’s respective Revolving Credit Facility Interest Period. In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Borrower is required to pay a non-utilization fee to HSBC equal to 1.1375% per annum of the unused portion of the Revolving Credit Facility (the “Non-Use Payment”), every three months from the Effective Date until the end of Availability Period. All amounts outstanding under the Revolving Credit Facility shall be repaid on date that is third anniversary of the Effective Date. The Revolving Credit Facility Interest Rate will fluctuate during the term of the Facilities Agreement based on changes in the interest rate applicable to the Available Currency drawn down upon by the Borrowers.

The Facilities Agreement contains customary events of default, including with respect to a failure to make payments under the Senior Credit Facilities, cross-default and certain bankruptcy and insolvency events and customary change of ownership events.

Prepayments

Upon five business days’ notice, the Borrower may voluntarily prepay borrowings, in whole or in part, under the Facilities Agreement without premium or penalty as specified in the Facilities Agreement; provided, that no more than four voluntary prepayments of the Revolving Credit Facility may be made in any 12 consecutive month period. The Facilities Agreement also contains certain customary mandatory prepayment provisions for financings of this type related to certain members of the XBP Group becoming publicly listed, if members of the XBP Group undergo a change of control and in relation to disposal and insurance proceeds.

Representations and Warranties

The Facilities Agreement contains certain representations and warranties (subject to certain agreed qualifications), including, among others, (a) status, binding obligations, non-conflict with other obligations, and power and authority, (b) solvency, taxation and litigation matters, (c) disclosure, (d) property ownership, (e) investment company status, (f) government approvals, (g) environmental matters and (h) compliance with sanctions and anti-corruption laws.

Certain Covenants

The Facilities Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limits certain activities or actions, including the incurrence of additional indebtedness or liens, dispositions of assets, making of certain fundamental changes, entering into restrictive agreements, making certain investments, making certain loans, advances, guarantees and acquisitions, prepaying certain indebtedness, paying dividends or making certain other distributions or redemptions/repurchases on certain equity interests, engaging in transactions with affiliates or amending certain material documents.

In addition, the Facilities Agreement contains financial covenants applicable to the Senior Credit Facilities requiring the maintenance of a consolidated total leverage ratio of not greater than 2.50 to 1.00 (with step-downs to (a) 2.25 to 1.00 starting January 1, 2025 and (b) 2.00 to 1.00 starting January 1, 2026); a cashflow coverage ratio of at least 1.10:1.00; and a consolidated interest coverage ratio of not less than 4.00 to 1.00.

The foregoing description of the Facilities Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facilities which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the Company’s entry into the Senior Credit Facilities described in Item 1.01 above, the Company terminated the Existing HSBC Indebtedness using cash drawn from the Term Loan Facilities. No termination penalties were incurred by the Company in connection with the termination of the debt facilities and agreements associated with the Existing HSBC Indebtedness. Furthermore, the Company’s current non-recourse factoring program pursuant to a certain secured borrowing facility entered into by certain entities in the XBP Group on September 15, 2023 (the “Factoring Agreement”) wherein an unrelated third party (the “Factor”) provides financing to certain subsidiaries of the Company by purchasing certain approved and partially approved accounts receivables (as specified in the Factoring Agreement) up to a maximum amount of €15.0 million while assuming the risk of non-payment on the purchased accounts receivables up to the level of approval is not impacted by the entry of the XBP Group into the Senior Credit Facilities as disclosed in this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Entry into Facilities Agreement” above is incorporated herein by reference.

Item 7.01Regulation FD Disclosure

On June 27, 2024, the Company issued a press release announcing its entry into the Facilities Agreement, a copy of which the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K .

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1#

Facilities Agreement, dated June 26, 2024, by and among (i) XBP Europe, as Parent and Guarantor, (ii) Exela Technologies Limited and Banctec Holdings N.V., as Borrowers and Guarantors, (iii) certain subsidiaries of the XBP Group named in the Facilities Agreement, as Guarantors and (iv) HSBC UK Bank plc, as Lender, Administrative Agent and Security Agent under the Facilities Agreement.

99.1	Press release, dated June 27, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

# Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2024

XBP EUROPE HOLDINGS, INC.

By:	/s/ Dejan Avramovic
Name: Dejan Avramovic
Title: Chief Financial Officer